UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 7, 2006

The Houston Exploration Company
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-11899	22-2674487
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1100 Louisiana Street, Suite 2000, Houston, Texas		77002-5215
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	713-830-6800

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On April 7, 2006, The Houston Exploration Company ("Houston Exploration"), as seller, entered into a definitive purchase and sale agreement with certain partnerships affiliated with Merit Energy Company, as buyer, to sell substantially all of the Louisiana portion of its Gulf of Mexico assets for a purchase price of approximately $590 million in cash, subject to customary closing conditions and purchase price adjustments. At December 31, 2005, proved reserves associated with these assets were estimated at 186.1 billion cubic feet of natural gas equivalent ("Bcfe") and production associated with these assets accounted for approximately 22% of our 2005 production. The transaction has an effective date of January 1, 2006, and is expected to close on May 31, 2006.

The foregoing description is qualified by reference to our press release announcing an agreement to sell Louisiana offshore assets, which is filed as Exhibit 99.1 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

99.1 Press release issued by The Houston Exploration Company on April 7, 2006, announcing an agreement to sell Louisiana offshore assets.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Houston Exploration Company

April 7, 2006	By:	/s/ James F. Westmoreland

Name: James F. Westmoreland
Title: Vice President and Chief Accounting Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press release issued by The Houston Exploration Company on April 7, 2006, announcing an agreement to sell Louisiana offshore assets.